Exhibit 5.1

[LETTERHEAD OF WILLKIE FARR & GALLAGHER LLP]

October 10, 2003

The Pep Boys—Manny, Moe & Jack
The Pep Boys Manny Moe & Jack of California
Pep Boys—Manny, Moe & Jack of Delaware, Inc.
Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc.
c/o The Pep Boys—Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), The Pep Boys Manny Moe & Jack of California, a California corporation ("PBY—CA"), Pep Boys—Manny, Moe & Jack of Delaware, Inc., a Delaware corporation ("PBY—DE"), and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc., a Delaware corporation (collectively with PBY—CA and PBY—DE, the "Guarantors"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $300,000,000 aggregate amount of senior debt securities of the Company (the "Senior Debt Securities"), subordinated debt securities of Company (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), the guarantees of the Debt Securities by the Guarantors (the "Guarantees"), common stock, par value of $1.00, of the Company (the "Common Stock"), stock purchase contracts (the "Stock Purchase Contracts"), representing obligations of the holder to purchase the Common Stock from the Company, stock purchase units (the "Stock Purchase Units") of the Company, representing ownership of the Stock Purchase Contracts, the Debt Securities or U.S. Treasury securities and warrants of the Company (the "Warrants") entitling the holder to purchase the Debt Securities or the Common Stock from the Company. The Debt Securities, the Guarantees, the Common Stock, the Stock Purchase Contracts, the Stock Purchase Units and the Warrants are herein referred to collectively as the "Securities." The Securities may be issued from time to time by the Company and/or the Guarantors after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective.

        We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the Registration Statement, (ii) the form of senior indenture (the "Senior Indenture") between the Company and a trustee, (iii) the form of subordinated indenture (the "Subordinated Indenture") between the Company and a trustee, (iv) the Articles of Incorporation, as amended, of the Company, (v) the By-laws, as amended, of the Company and (vi) a form of certificate for the Common Stock, copies of each which have been filed or incorporated by reference as exhibits to the Registration Statement. We have also examined such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Company and the Guarantors and statements of fact contained in the documents we have examined.

A.    Based on the foregoing, and subject to the qualifications and assumptions set forth below, we are of the opinion that:

        1.     Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture under the Trust Indenture Act of 1939; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the Company, as issuer, a trustee and any other parties thereto of the Senior Indenture and each amendment or supplement thereto, assuming that the Senior Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement, the Senior Debt Securities will be duly and validly authorized and, when the Senior Debt Securities are duly executed by the Company, authenticated by the trustee under the Senior Indenture and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement, the Senior Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

        2.     Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Act; the qualification of the Subordinated Indenture under the Trust Indenture Act of 1939; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the Company, as issuer, a trustee and any other parties thereto of the Subordinated Indenture and each amendment or supplement thereto, assuming that the Subordinated Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement, the Subordinated Debt Securities will be duly and validly authorized and, when the Subordinated Debt Securities are duly executed by the Company, authenticated by the trustee under the Subordinated Indenture and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement, the Subordinated Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

        3.     Upon the taking of appropriate corporate action by the Company and each Guarantor; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture or the Subordinated Indenture (each, an "Indenture"), as the case may be, under the Trust Indenture Act of 1939; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the Company, as issuer, a trustee and any other parties thereto of the applicable Indenture and each amendment or supplement thereto, the due execution and delivery of a supplement to the applicable Indenture by each Guarantor that makes provision for the Guarantees, assuming that the applicable Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement, the Guarantees will be duly and validly authorized and, when the applicable Debt Securities are duly executed by the Company and each Guarantor, authenticated by the trustee under the applicable Indenture and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Indenture and the applicable definitive purchase, underwriting or similar agreement, the Guarantees will be valid and binding obligations of each Guarantor, entitled to the benefits of the applicable Indenture.

        4.     Upon the taking of appropriate corporate action by the Company and its stockholders; the effectiveness of the Registration Statement under the Act; and the compliance with the "blue sky" laws of certain states; the Common Stock will be duly and validly authorized, and, when the certificates representing shares of Common Stock are duly executed by the Company, countersigned, registered and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

        5.     Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states; and when duly executed by the Company and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Stock Purchase Contracts will be duly authorized, validly issued and valid and binding obligations of the Company.

        6.     Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states; and the due execution and delivery by the Company, as issuer, a depositary and any other parties thereto of a deposit agreement (the "Deposit Agreement") relating to the Stock Purchase Units and each amendment or supplement thereto, assuming the relevant Deposit Agreement is consistent with the description thereof contained in the Registration Statement, the Stock Purchase Units will be duly and validly authorized and, when the Stock Purchase Units or certificates representing the Stock Purchase Units are duly executed by the Company, authenticated by the depositary under the Deposit Agreement and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Stock Purchase Units will valid and binding obligations of the Company and will entitled the holders thereof to the rights specified in the Deposit Agreement.

        7.     Upon the taking of appropriate corporate action by the Company and its stockholders; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the Company, as issuer, the warrant agent and the other parties thereto of a warrant agreement (the "Warrant Agreement") relating to Warrants and each amendment or supplement thereto, assuming that the relevant Warrant Agreement is consistent with the description thereof contained in the Registration Statement and the legality and validity of the Common Stock or Debt Securities underlying such Warrants, the Warrants will be duly and validly authorized, and, when the Warrants are duly executed by the Company, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in the Warrant Agreement.

B.    The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

        1.     We are members only of the Bar of the State of New York and the Commonwealth of Pennsylvania and do not purport to be experts in the laws of any jurisdiction other than the State of New York and the Commonwealth of Pennsylvania, except for the Federal laws of the United States of America and the General Corporation Law of the State of Delaware; the opinions expressed herein are accordingly limited to the laws of those jurisdictions.

        2.     The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

        3.     We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

        4.     This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ WILLKIE FARR & GALLAGHER LLP